Exhibit 99.1

June 2011 WELL POSITIONED TO PROSPER Matt Kaplan President and Chief Operating Officer Andrea K. Tarbox Vice President and Chief Financial Officer

FORWARD LOOKING STATEMENTS The information in this presentation and statements made during this presentation may contain certain forward-looking statements within the meaning of federal securities laws. These statements reflect management’s expectations regarding future events and operating performance. These forward-looking statements involve a number of risks and uncertainties. A list of the factors that could cause actual results to differ materially from those expressed in, or underlying, any forward-looking statements can be found in the Company’s filings with the Securities and Exchange Commission, such as its annual and quarterly reports. The Company disclaims any obligation to revise or update such statements to reflect the occurrence of events after the date of this presentation. This presentation refers to non-U.S. GAAP financial information. For a reconciliation to U.S. GAAP financial measures, please refer to the appendix. Forward-Looking Statements Non-GAAP Financial Measures Risk Factors 2

3 A UNIQUE BEGINNING In April 2005, KapStone was founded as a Special Purpose Acquisition Corp. Management team consisted of two paper and packaging industry veterans, Roger Stone and Matt Kaplan Successful record of managing paper and packaging assets History of identifying and acquiring assets at attractive valuations Outstanding long-term reputation in the credit markets Proven track record of growing shareholder value Collectively are largest stakeholders in stock $120 million raised in IPO Focus on paper, packaging, and forest products industries

4 Growth of Business In January 2007, KapStone acquired IP’s Kraft Papers Business for $151 million Purchase price multiple of 3.3 times based on 2007 EBITDA including 2 contingent earn-out payments subsequently earned: $4 million paid in 2009 $50 million pre-paid in Jan. 2011 at 8% annualized discount In July 2008, KapStone acquired MWV’s Charleston Kraft Division for $471 million Purchase price multiple of 5.8 times based on 2007 adjusted EBITDA OUR FACILITIES

5 OUR FACILITIES Two highly efficient and cost effective paper mills Capable of producing approximately 1.3 million tons of various paper grades annually Locations Both mills well located for domestic and export distribution Access to abundant, high quality, low cost wood Quality leader across product lines Moderate annual maintenance CAPEX of $25 to $30 million

6 OUR PRODUCTS DuraSorb® Saturating Kraft – Approximately 325,000 tons per year normalized mix Found in various high pressure laminates Product included in furniture, shelving, countertops, medical surfaces, flooring, and industrial laminates for siding and plywood overlays Market leader Kraft Linerboard – Approximately 565,000 tons per year normalized mix Surface facing on corrugated boxes Wide range of grades and basis weights High performance light weight grades

7 OUR PRODUCTS Kraft Papers – Approximately 300,000 tons per year normalized mix Approximately19% of market share Multiwall -Packaging for flour, sugar, pet food, cat litter, cement, dry chemicals, minerals, and dunnage Converting-Tape and label backing, wrapping paper, wax paper packaging, coating and laminating, roll wrap, and dunnage Bag & Sack-Bags and sacks for retail, lawn & leaf, fast food carryout, and grocery

8 OUR PRODUCTS Kraftpak® – Approximately 110,000 tons per year normalized mix A virgin fiber, unbleached, uncoated folding carton board Uses include beverage, gift boxes, take out cartons, retail food, and quick serve cartons Strong position in niche market

9 OUR INDUSTRY A CHANGING INDUSTRY Consolidation Sale of timber assets Behavioral changes in industry Capacity closures

WELL POSITIONED FOR 2011 AFTER 2010’S ACCOMPLISHMENTS Tons produced: 1,268,000 Tons sold: 1,284,000 Operating rate: 98.5% Net sales: $783 million Adjusted EBITDA*: $95 million Adjusted net income*: $32 million Adjusted diluted EPS*: $0.67 Adjusted free cash flow*: $66 million In 2010, KapStone achieved annual records in the following: *Adjusted to exclude alternative fuel mixture and cellulosic biofuel tax credits and non-cash stock compensation 10 Net debt of $48 million Market cap of $705 million Ended 2010 with: -----See appendix for reconciliations-----

11 Well Positioned to Prosper Avg. Revenue per Ton 37% CAGR for Adjusted EBITDA Since 2007 54% CAGR for Net Sales Since 2007 Avg. Revenue per Ton Up 13% Net Sales Adj. EBITDA -----See appendix for reconciliations----- $ in Millions Acquisitions and higher prices have driven substantial sales and EBITDA growth Roanoke Rapids mill acquired January 1, 2007 Charleston mill acquired July 1, 2008 Average revenue per ton was $618 in Q1 2011 *Adjusted to exclude AFTC, non-cash stock compensation, and results of dunnage bag business sold in 2009 $ in million $224 $492 $626 $783 $813 2007 2008 2009 2010 TTM 3/11 $547 $603 $524 $586 $618 2007 2008 2009 2010 Q1 11 $50 $78 $27 $95 $128 2007 2008 2009 2010 TTM 3/11

 Substantial cash generation Adjusted free cash flows were $107 million for the TTM ending March 31, 2011, or $2.25 per diluted share Capex for 2011 expected to be approximately $41 million *Calculated by adjusting EBITDA for AFTC, Capex, cash taxes and interest, non-cash stock compensation expense, and results of dunnage bag business sold in 2009 Includes $13 million of income tax refunds in 2010 and 2009 Adjusted Free Cash Flows* 12 Well Positioned to Prosper -----See appendix for reconciliations----- $27 $34 $(10) $66 $107 2007 2008 2009 2010 TTM Q1 11 $ in millions

13 Net debt/(cash) at March 31, 2011 - $89 million Aggressive debt and interest expense reduction Net debt reduced approximately $350 million since December 31, 2008 Debt to equity at March 31, 2011 – 20.5% Rapid Debt Reduction Strong earnings and cash position enabled KS to negotiate early payment of earn-out with International Paper Company (IP) related to 2007 acquisition of Roanoke Rapids mill Payment due April 16, 2012 of $55 million reduced to $50 million paid to IP in Jan. Annualized discount of 8% Net Debt Well Positioned to Prosper -----See appendix for reconciliations----- $436 $150 $48* $89 12/31/2008 12/31/2009 12/31/2010 3/31/2011 $ in millions

Inventories are low Supply and demand are in balance Anticipate increased demand as worldwide economies improve Minimal growth in supply expected over next several years High industry-wide operating rates FUTURE OPPORTUNITIES – STRONG FUNDAMENTALS 14

15 Future Opportunities - Acquisitions Experienced management team with successful track record of identifying and acquiring assets at attractive valuations Strong balance sheet to support growth Focus on value opportunities

16 Summary Positive effects of economic recovery Demand rebounded significantly providing healthy backlogs at maximum operating rates Paper prices rebounded rapidly from previously depressed levels Product mix improved as demand for saturating kraft, domestic linerboard and kraft paper increase Benefits from industry consolidation KapStone’s low cost mills use 100% virgin pulpwood Both mills located in excellent wood baskets No exposure to variability of OCC pricing

17 Summary Further industry consolidation will result in the availability of high quality, attractively priced assets Strong balance sheet will allow us to take advantage of acquisition opportunities Strong cash flows KapStone led by experienced management team with proven track record of growing shareholder value Strong company very well situated in an improving, dynamically changing industry

18 Track Record of Providing Return to Our Shareholders Closing Price of $16.45 May 31, 2011 Ranked 5th by Fortune in 2010 annual list of 100 Fastest Growing Companies on: Growth in revenue, EPS and total stock market return over past 3 years Ranked 1st for industrial companies FORTUNE

Appendix

20 Facilities Headquarters Northbrook, IL Roanoke Rapids, NC Paper mill with two paper machines, capacity 420,000 tons Charleston, SC area Paper mill with 3 paper machines, capacity 882,000 tons 100 megawatt power generating facility Lumber mill and five chip mills

Roanoke Rapids Mill The Roanoke Rapids Mill is an integrated pulp and paper mill, consisting of two paper machines Broad range of basis weights, manufacturing flexibility Leading edge technology as a result of $70 million in capital investments since 1998 Prime Location On I-95 corridor in North Carolina, excellent geographic location In low cost S.E. fiber region Annual maintenance CAPEX estimated to be approximately $5 - $6 million 21 Facilities Paper Machine Available Product Year Built Most Recent Upgrade Capacity (tons) No. 3 Kraft paper 1953 1998 205,000 Linerboard No. 4 Kraft paper / Specialty 1959 1999 / 2004 120,000 Linerboard 100,000 Total Tons 425,000

Charleston Mill The Charleston Mill operates three paper machines, all have been upgraded within the past 11 years 22 Facilities Paper Machine Available Product Year Built Most Recent Upgrade Capacity (tons) The assets also include: A 100 megawatt power-generating facility (“Cogen”) located adjacent to the Charleston Mill A lumber mill in Summerville, SC Five chip mills, including one on-site at the Summerville lumber mill Prime Location On Charleston Harbor with excellent world-wide freight rates In low cost S.E. fiber region Annual maintenance CAPEX estimated to be approximately $15 to $17 million No. 1 Saturating Kraft 1937 2004 275,000 or Kraftpak® 316,000 or Linerboard 324,000 No. 2 Saturating Kraft 1947 2007 248,000 No. 3 Linerboard 1957 1998 310,000 Total Tons 833,000-882,000

23 Reconciliation of Non-GAAP Financial Measures The non-GAAP financial measures are used in the presentation materials in addition to, and in conjunction with, results presented in accordance with GAAP. These non-GAAP financial measures should not be relied upon to the exclusion of GAAP financial measures. These non-GAAP financial measures reflect an additional way of viewing aspects of our operations that, when viewed with our GAAP results and the accompanying reconciliations to corresponding GAAP financial measures, may provide a more complete understanding of factors and trends affecting our business. We strongly encourage investors to review our consolidated financial statements and publicly filed reports in their entirety and to not rely on any single financial measure. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names.

Supplemental Information

GAAP to Non-GAAP Reconciliations
($ in thousands, except share and per share amounts)
(preliminary and unaudited)

	Year Ended December 31, 2007	2008	2009	2010	TTM March 31, 2011
Net Income (GAAP) to EBITDA (Non-GAAP) to Adjusted EBITDA (Non-GAAP):					
Net income (GAAP)	$ 26,963	$ 19,665	$ 80,280	$ 65,041	$ 73,781
Interest income	(2,096)	(927)	(12)	(37)	(28)
Interest expense	4,041	16,442	13,196	3,203	3,029
Amortization of debt issuance costs	254	2,007	5,980	2,237	1,871
Provision (benefit) for income taxes	15,138	12,482	52,137	(2,407)	3,523
Depreciation and amortization	11,327	31,683	54,667	45,245	45,690
EBITDA (Non-GAAP)	**$ 55,627**	**$ 81,352**	**$ 206,248**	**$ 113,282**	**$ 127,866**
Alternative fuel mixture tax credits	-	-	(163,998)	(22,195)	(40)
Dunnage bag business	(6,699)	(5,248)	(17,165)	-	-
Stock based compensation expense	697	1,754	2,377	3,592	4,713
Adjusted EBITDA (Non-GAAP)	**$ 49,625**	**$ 77,858**	**$ 27,462**	**$ 94,679**	**$ 132,539**
Net Income (GAAP) to Adjusted Net Income (Non-GAAP):					
Net income (GAAP)	$ 26,963	$ 19,665	$ 80,280	$ 65,041	$ 73,781
Alternative fuel mixture tax credits	-	-	(99,427)	(21,048)	(538)
Cellulosic Biofuel tax credit	-	-	-	(14,737)	(21,048)
Dunnage bag business	(4,287)	(3,210)	(10,407)	-	-
Stock based compensation expense	446	1,073	1,441	2,385	3,056
Adjusted Net Income (Non-GAAP)	**$ 23,122**	**$ 17,528**	**$ (28,113)**	**$ 31,641**	**$ 55,251**
Diluted EPS (GAAP) to Adjusted Diluted EPS (Non-GAAP):					
Diluted earnings per share (GAAP)	$ 0.75	$ 0.57	$ 2.29	$ 1.38	$ 1.56
Alternative fuel mixture tax credits	-	-	(2.84)	(0.45)	(0.01)
Cellulosic Biofuel tax credit	-	-	-	(0.31)	(0.45)
Dunnage bag business	(0.12)	(0.09)	(0.30)	-	-
Stock based compensation expense	0.01	0.03	0.04	0.05	0.06
Adjusted Diluted EPS (Non-GAAP)	**$ 0.64**	**$ 0.51**	**$ (0.81)**	**$ 0.67**	**$ 1.16**

24

25 Supplemental Information $ 000's Dec, 31, 2007 Dec. 31, 2008 Dec. 31, 2009 Dec. 31, 2010 TTM Mar. 31, 2011 Adjusted EBITDA (Non-GAAP) $49,625 $77,858 $27,462 $97,679 $132,539 Less capital expenditures (11,861) (23,170) (29,165) (38,318) (35,748) Plus / (less ) cash income taxes received / (paid) (13,812) (11,441) 11,306 13,207 12,883 Less cash interest paid (4,041) (9,132) (19,952) (3,318) (3,171) Dunnage bag business - (5,248) (17,165) - - Adjusted free cash flow (non GAAP) $26,610 $34,115 ($10,349) $66,250 $106,503 GAAP to Non GAAP Reconciliations (preliminary and unaudited) Year ended